UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ESPERION THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Esperion Therapeutics, Inc., a Delaware corporation (“the Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The Company filed a definitive proxy statement and a definitive form of proxy card with the SEC on April 13, 2023 in connection with its solicitation of proxies to be used at the 2023 Annual Meeting (the “2023 Annual Meeting Proxy Statement”).

Press Release Issued on May 25, 2023

Attached hereto is a press release issued on May 25, 2023 announcing that the Company convened the 2023 Annual Meeting on May 25, 2023 and adjourned the meeting to allow the Company’s stockholders additional time to vote on the proposals set forth in the 2023 Annual Meeting Proxy Statement. The 2023 Annual Meeting will be reconvened virtually at 8:00 a.m. Eastern Time on Thursday, June 15, 2023. Only stockholders of record as of the close of business on March 28, 2023, the record date, are entitled to and are being requested to vote.

Additional Information and Where To Find It

Stockholders can obtain copies of the Company’s 2023 Annual Meeting Proxy Statement, any amendments or supplements to the 2023 Annual Meeting Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.esperion.com, upon written or oral request to Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attention: Corporate Secretary, telephone: 734-887-3903, or by emailing investorrelations@esperion.com.

Press Release

Esperion Announces Adjournment of 2023 Annual Meeting of Stockholders
ANN ARBOR, Mich., May 25, 2023 (GLOBE NEWSWIRE) -- Esperion (NASDAQ: ESPR) today announced the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) has been adjourned to allow additional time for stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 13, 2023 (the “Proxy Statement”). The Annual Meeting, originally scheduled to be held on May 25, 2023 at 8:00 a.m. Eastern Time, and subsequently adjourned, will reconvene virtually on June 15, 2023 at 8:00 a.m. Eastern Time, and instructions on participation can be found by visiting https://www.virtualshareholdermeeting.com/ESPR2023.

No changes have been made to the record date or the proposals to be brought before the Annual Meeting, which are presented in the Proxy Statement.

An overwhelming majority of votes cast to date have been cast in support of each of the director nominees and each of the proposals in line with the Board of Directors’ recommendations. We do not yet, however, have a sufficient number of shares cast to approve all of the proposals. Accordingly, we have opted to reconvene our Annual Meeting on June 15, 2023 in order to provide stockholders with additional time to cast their votes. As a reminder, Esperion’s Board of Directors recommends that stockholders vote FOR each of the director nominees and FOR Proposals Two, Three, Four and Five.

Stockholders who have already voted do not need to recast their votes. Stockholders who have not already voted are encouraged to do so before June 15, 2023. Proxies previously submitted in respect of the 2023 Annual Meeting will be voted at the reconvened meeting unless properly revoked. Only stockholders of record as of the close of business on March 28, 2023, the record date, are entitled to and are being requested to vote.

If you are a stockholder of record, there are four ways for you to vote, including over the Internet by following the instructions provided in the voting materials you received. Please refer to the Proxy Statement for additional information about how to vote your shares.

Esperion Therapeutics
At Esperion, we discover, develop, and commercialize innovative medicines to help improve outcomes for patients with or at risk for cardiovascular and cardiometabolic diseases. The status quo is not meeting the health needs of millions of people with high cholesterol – that is why our team of passionate industry leaders is breaking through the barriers that prevent patients from reaching their goals. Providers are moving toward reducing LDL-cholesterol levels as low as possible, as soon as possible; we provide the next steps to help get patients there. Because when it comes to high cholesterol, getting to goal is not optional. It is our life’s work. For more information, visit esperion.com and esperionscience.com and follow us on Twitter at twitter.com/EsperionInc.

Esperion Contact Information:
Investors:
Alexis Callahan
mailto:investorrelations@esperion.com
(406) 539-1762

Media:
Tiffany Aldrich
mailto:corporateteam@esperion.com
(616) 443-8438